UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

AIM EXPLORATION INC.

(Name of Registrant As Specified In Charter)

______________________________

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No:

3) Filing Party:

4) Date Filed:

Aim Exploration Inc.

701 North Green Valley Parkway, Suite 200

Henderson, Nevada 89012

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on March 17, 2016, of shares of the common stock with voting power of Aim Exploration Inc., a Nevada corporation (the “Company”), that one shareholder holding 67% of our voting power as of the Record Date have giving written consent as of March 17, 2016, to ratify the following:

(1)

To approve and effectuate a reverse stock split of the issued and outstanding shares of common stock on a 1 for 250 basis (the “Reverse Split”).

These actions were ratified on March 17, 2016, by one shareholder who holds a majority of the Company’s voting power.  We anticipate an effective date of April 25, 2016, or as soon thereafter as practicable in accordance applicable law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Rule 14C of the Securities Exchange Act of 1934, as amended.  This Information Statement is first mailed to you on or about April 4, 2016.

Please feel free to call us at (844) 246-7378 should you have any questions on the enclosed Information Statement.

Date: April 4, 2016	For the Board of Directors of Aim Exploration Inc.

	By:	/s/ James Robert Todhunter
James Robert Todhunter
Chief Executive Officer and Director

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Aim Exploration Inc.

701 North Green Valley Parkway, Suite 200

Henderson, Nevada 89012

INFORMATION STATEMENT

(Definitive)

April 4, 2016

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Aim Exploration Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about March 17, 2016 , the Company received written consents in lieu of a meeting of Stockholders from one holder of 100,000 shares of Series A Preferred Stock representing 67% of the our total 126,126,678 issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) to:  (1) to approve and effectuate a reverse stock split of the issued and outstanding shares of common stock on a 1 for 250 basis (the “Reverse Split”).

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

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OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholder, on March 17, 2016, the Company had 126,126,678 shares of Common Stock issued and outstanding, and there were 100,000 shares of Series A Preferred Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder ratification and the holders of the Series A Preferred Stock are entitled to 67% of the total vote on all matters to be voted on by the holders of the Company's common stock.

On March 17, 2016, the holders of 100,000 shares of Series A Preferred Stock (or 67% of the Company’s total voting stock then outstanding) executed and delivered to the Company a written consent approving a reverse stock split of the issued and outstanding shares of common stock on a 1 for 250 basis.  As the Actions were ratified by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NRS, a vote by the holders of at least a majority of the voting shares is required to effect the Action described herein.  As of the Record Date, the Company had 126,126,678 common shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share and 100,000 Series A Preferred Shares issued and outstanding and entitled to vote, which for voting purposes are entitled to 67% of the votes entitled to vote.  The consenting Majority Stockholder is the record and beneficial owners of a total of 100,000 shares of the Company’s Series A Preferred stock, which represents 67% of the total number of voting shares.  The consenting Majority Stockholder voted in favor of the Actions described herein in a written consent, dated March 17, 2016.  No consideration was paid for the consent.  The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Class (1)	Percentage of Voting Power (2)
Series A Preferred Stock	Zenga Holdings Corp. #4 Lancaster Street P.O. Box 1883 Belize City, Belize	100,000	100%	67%

1.

Percentage of class is based on 100,000 shares of Series A Preferred Stock issued and outstanding as of March 17, 2016.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

2.

Percentage of voting power is calculated based on Series A Preferred Stock holders representing 67% of the total number of voting shares.

3.

Guil Rivera, our Director, has voting and investment control over shares owned by Zenga Holdings Corp.

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ACTION:  TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECTUATE THE REVERSE SPLIT

The Board of Directors and the holder of a majority of the Company’s outstanding voting capital have adopted resolutions approving an amendment to the Company’s Articles to effectuate a Reverse Split of the Company’s issued and outstanding Common Stock, as described below.

The form of the amendment to the Company’s Articles to effectuate a Reverse Split of the Company’s issued and outstanding Common Stock will be substantially as set forth on Appendix “A” (subject to any changes required by applicable law).  The shareholder approval authorizes the Company’s Board of Directors to amend its Articles to effectuate a one-for-two hundred fifty (1:250) Reverse Split of the Company’s issued and outstanding shares of Common Stock.  Any fractional shares will be rounded up to the next whole number.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

The Board of Directors are effectuating a Reverse Split, with the approval of holders a majority of the Company’s outstanding voting capital with the primary intent of increasing the market price of the Company’s Common Stock to make the Common Stock more attractive to a broader range of institutional and other investors.  Accordingly, the Company believes that effecting the Reverse Split is in the Company’s and the Company’s shareholders’ best interests.

The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus enhance liquidity.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of the Common Stock were substantially higher.  This factor may also limit the willingness of institutions to purchase the Common Stock.  The Board of Directors believes that the anticipated higher market price resulting from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock.

Although the Company expects the Reverse Split will result in an increase in the market price of the Common Stock, the Reverse Split may not increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the Commission. The history of similar reverse stock splits for companies in like circumstances is varied.  If the Reverse Split is effectuated and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

The Company has no current plans for additional shares of authorized but unissued Common Stock that will become available as a result of the Reverse Split.  The Reverse Split will become effective upon the filing (the “Effective Time”) of the amendment, the form of which is annexed hereto as Appendix “A”, to the Company’s Articles with the Secretary of State of the State of Nevada.  Immediately after the Effective Time, (i) each two hundred fifty (250) shares of Common Stock will be combined into one (1) new share of Common Stock.  Based on 126,126,678 shares of Common Stock issued and outstanding as of March 17, 2015, immediately following the Reverse Split the Company would have approximately 504,507 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares).

The Reverse Split will affect all holders of the Company’s Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number.  In addition, the Reverse Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, the Company’s Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the Reverse Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act.  The Common Stock will continue to be quoted on the Over-the-Counter Pink Marketplace.  However, as a result of the Reverse Split, it is possible that the Company’s ticker symbol will be changed.

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Beneficial Holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the Reverse Split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding the Common Stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split.  Shareholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of the Company’s Common Stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of the Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below.  Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Split.  Therefore, the Company will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, the Company will round up to the next whole number.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock.  This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Split ratio, subject to the Company’s treatment of fractional shares.

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Effect on Par Value

The Amendment will not affect the par value of the Company’s Common Stock, which will remain $0.001 per share.

Accounting Matters

As of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on the Company’s balance sheet will not change due to the Reverse Split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of the Company’s Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Common Stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold the Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a shareholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares.  The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.  A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received.  Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.  No gain or loss will be recognized by us as a result of the Reverse Split.

No Appraisal Rights

Under Nevada law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this Action as a result of their ownership of shares of Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above.  However, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our stockholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on March 17, 2016 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Number of Shares Owned	Percentage (2)
James Robert Todhunter (3) 701 North Green Valley Parkway, Suite 200 Henderson, Nevada 89012	15,750,000 (4)	12.5%
Guil Rivera (5) 701 North Green Valley Parkway, Suite 200 Henderson, Nevada 89012	36,500,000 (6)	28.9%
Gregorio Formoso (7) 701 North Green Valley Parkway, Suite 200 Henderson, Nevada 89012	0	0%
Dr. Carlos Arias Eguiguren (8) 701 North Green Valley Parkway, Suite 200 Henderson, Nevada 89012	01	0%
All Directors And Officers As A Group	52,250,000	41.4%

1.

The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

2.

Based on 126,126,678 shares of common stock outstanding as of March 17, 2016.

3.

James Robert Todhunter is our President, Chief Executive Officer and a Director.

4.

Shares are beneficially owned through Percana Mining Corp., a company in which he is a director, owner and has voting control.

5.

Guil Rivera is a Director.

6.

Shares are beneficially owned through Zenga Holdings Corp., a company in which he is a director, owner and has voting control.

7.

Gregorio Formoso is our Secretary and a Director.

8.

Dr. Carlos Arias Eguiguren is a Director.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Nevada Revised Statutes, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 25, 2016.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on March 17, 2016, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about April 4, 2016 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: April 4, 2016	For the Board of Directors of Aim Exploration Inc.

	By:	/s/ James Robert Todhunter
James Robert Todhunter
Chief Executive Officer and Director

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APPENDIX "A"

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Aim Exploration Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 - Authorized Stock

Effective as of April 25, 2016 (the "Effective Date"), all issued and outstanding shares of common stock of the Corporation automatically shall be decreased at a rate of one-for-two hundred fifty (the "Reverse Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Reverse Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the decrease ("New Common"). Fractional shares will be rounded up to the nearest whole.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 67%

4. Effective date and time of filing: (optional) Date: April 25, 2016 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

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